Conference Call October 27, 2015 DuPont Third-Quarter 2015 Earnings

1 Regulation G The attached charts include company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non- strategic assets or businesses, including timely realization of the expected benefits from the separation of Performance Chemicals. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

3Q and YTD 2015 Financial Results $ in millions, except EPS 2 3Q15 vs. 3Q14 YTD15 vs. YTD14 EPS Operating earnings* $0.13 (67%) $2.49 (11%) Operating earnings, ex currency* $0.30 (23%) $3.02 8% GAAP earnings $0.14 (61%) $2.33 (16%) Segment Operating Earnings* $433 (37%) $3,690 (13%) 3Q15 vs. 3Q14 YTD15 YTD14 Consolidated Net Sales $4,873 (17%) $19,831 (12%) Currency Impact (8%) (7%) Portfolio (1%) (2%) Local Price & Product Mix (1%) - Volume (7%) (3%) * See appendix for reconciliations of Non-GAAP measures

3Q 2015 Operating EPS* Variance 3 * See appendix for details of significant items and reconciliation of Non-GAAP measures  Lower corporate expense and interest contributed $0.06 per share to operating earnings on disciplined cost savings and continued productivity  Net after-tax exchange gains (losses) were a $0.02 per share headwind in the quarter  A higher tax rate as a result of a shift in geographic mix of earnings negatively impacted results by $0.08 per share  Segment results, including a $0.17 per share impact from currency, declined due to continued challenging agriculture markets Key Factors $0.39 $0.06 ($0.08) ($0.02) ($0.22) $0.13 3Q14 Corp Exp & Int EGL Tax Rate Segment Results 3Q15 Operating EPS* Operating EPS* Currency ($0.17)

Collaboration Speeds Innovation 2013 Highlights Global Net Sales – Regional Highlights 4 U.S. & Canada 32% Developing EMEA 8% Developed EMEA 17% Developing Asia 17% Developed Asia 10% Latin America 16% 3Q 2015 Net Sales by Region 3Q 2014 Net Sales by Region U.S. & Canada 29% Developing EMEA 7% Developed EMEA 18% Developing Asia 16% Developed Asia 10% Latin America 20%  Shifts mainly reflect the impact of currency movements, particularly the Brazilian Real versus the U.S. Dollar, and weakness in Agriculture markets

3Q 2015 Segment Operating Earnings* Variance ($ in millions) 5 * See appendix for details of significant items and reconciliation of Non-GAAP Measures  Electronics & Communications earnings up on cost reductions, continued productivity and demand for Tedlar® film and consumer electronics, partially offset by competitive pressures on Solamet® paste  Industrial Biosciences results driven by volume growth and benefits from cost reductions and productivity, partially offset by lower price and currency  Other reflects increased costs associated with discontinued businesses, primarily environmental costs  Cost reductions, continued productivity and volume growth in medical packaging in Safety & Protection were more than offset by lower demand from the oil and gas industry and delays in military spending, the impact of currency, and portfolio  Cost reductions and continued productivity in Performance Materials were more than offset by negative currency impact and lower ethylene price and volume  Improved productivity, cost reductions and pricing gains in Agriculture were more than offset by the negative impact of currency and decreased volumes due to lower seed sales, reduced demand for insect control products, and the impact of the LaPorte facility shutdown Key Factors $14 $3 ($49) $10 ($154) ($39) ($38) 3Q14 E&C IB N&H Other S&P Perf Mat Ag 3Q15 $686 Segment Operating Earnings* $433 Segment Operating Earnings*

Balance Sheet and Cash September 30, 2015 6 Free Cash Flow • About even with prior year • Reflects expected seasonal working capital outflows Balance Sheet • $6.2B net debt** • $2 billion share repurchase launched • 29 million shares retired, representing 80 percent of expected total; program to be completed in 4Q Expected Uses of Cash for Remainder of 2015 • Capex spend est. $1.5B for FY 2015 • Continued growth investments in line with strategy -4.0 -3.0 -2.0 -1.0 0.0 YTD 14 YTD 15 $ B il li o n s 0 4 8 12 16 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash used for operating activities of ($1,845MM) and ($1,802MM) less purchases of plant, property and equipment of $1,291MM and $1,311MM for the nine-months ended September 30, 2015, and 2014, respectively. ** See appendix for reconciliation of Non-GAAP measures.

2013 Highlights Other Highlights 7 • Redesign initiative on track, contributed incremental $0.10 per share to operating earnings in the quarter; on track to deliver ~$0.40 per share in incremental savings for full year 2015, in addition to the $0.07 per share realized last year • Accelerated annual run rate cost savings of $1.3 billion to year-end 2016 from 2017 • Increased targeted savings under operational redesign to $1.6 billion run-rate by end of 2017 • $2 billion accelerated share repurchase program launched in the quarter; program to be completed in 4Q • On October 22nd, DuPont announced its fourth quarter 2015 dividend of $0.38 per share

Full Year 2015 Expectations and Outlook 8 • Net sales down about 11 - 12 percent versus prior year due to impact of currency, challenging agriculture environment and portfolio changes • Operating EPS* about $2.75 per share • Includes currency headwind of $0.72 per share • Base tax rate 22% • Unfavorable versus prior year due to anticipated geographic mix of earnings • Includes assumption of re-enactment of U.S. tax extenders * See appendix for reconciliation of Non-GAAP measures

* See appendix for reconciliation of non-GAAP measures. Electronics & Communications 9 3Q13 3Q14 3Q15 0% 5% 10% 15% 20% 0 25 50 75 100 125 M a rg in $ in M ill io n s 3Q Comments • Sales – Down 14 percent as volume growth in Tedlar® film in photovoltaics and products used in consumer electronics applications was more than offset by the impact of competitive pressures on sales of Solamet® paste, lower metals pricing and the negative impact of currency • Operating Earnings – Improved 16 percent to $104 million as cost reductions and continued productivity more than offset sales declines 4Q Outlook • PV market demand remains strong; consumer electronics markets slowing • Sales – Down low-teens percent with continued solid demand for Tedlar® film more than offset by lower Solamet® paste sales, the negative impact of metals pricing and currency • Operating Earnings – Down mid-teens percent as continued productivity is expected to be more than offset by the impact of lower sales • Continuing to advance our Solamet® paste offering with a new product launch targeted for next year 3Q Operating Earnings* 3Q Sales Vol -7%, Local Price -5%, Currency -2%, Port./Other 0% 450 500 550 600 650 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 $ i n M il li o n s 620 532

Industrial Biosciences 10 3Q13 3Q14 3Q15 0.0% 5.0% 10.0% 15.0% 20.0% 0 10 20 30 40 50 60 M a rg in $ in M ill io n s 3Q Comments • Sales – Down 3 percent as 7 percent volume growth was more than offset by the impact of currency and lower prices, primarily for biomaterials. • Volume improved across the business, driven primarily by health and personal care and food market demand. • Operating Earnings – Up 24 percent as volume growth, cost reductions and continued productivity were partially offset by lower prices and a $3 million negative impact from currency. Excluding currency, earnings would have increased 31 percent. • Operating margins expanded 360 bps in the quarter 4Q Outlook • Anticipate higher volumes will be offset by the negative impact of currency and lower price resulting in Sales down mid-single digit percent. • Operating Earnings – Up about mid-teens percent versus prior year on higher volumes and continued productivity. • Bioactives volumes expected to benefit from new product offerings and emerging market growth. *See appendix for reconciliation of non-GAAP measures. 3Q Operating Earnings* 3Q Sales Vol 7%, Local Price -4%, Currency -6%, Port./Other 0% 250 275 300 325 350 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 $ in M ill io n s 314 305

Nutrition & Health 11 *See appendix for reconciliation of non-GAAP measures. 3Q13 3Q14 3Q15 0% 3% 6% 9% 12% 0 20 40 60 80 100 120 M a rg in $ i n M il li o n s 3Q Comments • Sales – 10 percent lower primarily due to a 9 percent negative impact from currency • Strong growth in probiotics, ingredient systems and texturants was offset by competitive challenges in specialty proteins • Operating Earnings – Increased $3 million as cost reductions and continued productivity more than offset $17 million of negative currency; up about 20 percent excluding the impact of currency • Continued improvement in operating margin (+160 bps); nine consecutive quarters of year-over-year improvement 4Q Outlook • Market conditions to remain challenging • Continued momentum in probiotics, cultures, ingredient systems and texturants; specialty protein market to remain competitive • Sales – Expected to be low-single digits percent lower with volume growth more than offset by strong currency headwinds • Operating Earnings – Expected to be up high-single digits percent with volume growth and continued productivity partially offset by the absence of a $18 million gain on termination of a distribution agreement in the prior year and the negative impact of currency 3Q Operating Earnings* 3Q Sales Vol 0%, Local Price 0%, Currency-9%, Port./Other -1% 750 800 850 900 950 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 $ in M ill io n s 899 810

Safety & Protection Protection Technologies (DPT), Building Innovations (BI), Sustainable Solutions (DSS) 12 3Q13 3Q14 3Q15 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 M a rg in $ in M ill io n s 3Q Comments • Sales – Down 15 percent, driven by softness in volume, currency and portfolio changes • Increased demand for medical packaging was more than offset by weakness in Nomex® thermal apparel and Sustainable Solutions offerings for the oil and gas industry and Kevlar® high strength material from military spending delays • Operating Earnings – Down 20 percent as the benefits of cost reductions and productivity improvements were more than offset by the portfolio impact of the Sontara® divestiture, lower volume, higher costs and a $13 million negative currency impact; excluding currency, earnings down about 13 percent • Slower than expected recovery after the 1Q Chamber Works’ outage increased unit costs in 3Q 4Q Outlook • Sales – Volume growth across all businesses is expected to be offset by currency, resulting in sales about even with prior year • Operating Earnings – Even with prior year as cost reductions and continued productivity will be offset by currency 3Q Operating Earnings* 3Q Sales Vol -6%, Local Price -1%, Currency-4%, Port./Other -4% *See appendix for reconciliation of non-GAAP measures. 750 800 850 900 950 1000 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 976 831 $ in M ill io n s

Performance Materials Performance Polymers (DPP), Packaging & Industrial Polymers (P&IP) 13 3Q13 3Q14 3Q15 0% 6% 12% 18% 24% 30% 0 80 160 240 320 400 M a rg in $ in M ill io n s 3Q Comments • Sales – Down 15 percent on negative currency impact and lower ethylene prices and volume; Currency and portfolio reduced sales by 7 percent • Lower ethylene prices and volumes and reductions in Asia Pacific auto builds driving year over year sales decline • Average ethylene spot prices down 60 percent year over year • Operating Earnings – Down 13 percent as cost reductions and continued productivity was more than offset by $47 million of negative currency impact and lower ethylene prices and volume; excluding currency, earnings about even with prior year • Operating earnings included a $16 million net benefit from a joint venture, which was more than offset by the absence of a prior year $23 million gain on the sale of a majority interest in a joint venture. *See appendix for reconciliation of non-GAAP measures. 3Q Operating Earnings* 3Q Sales Vol -3%, Local Price -5%, Currency -6%, Port./Other -1% $ in M ill io n s 1,531 1200 1300 1400 1500 1600 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 1,302 4Q Outlook • Sales – Down high-single digits percent as volume growth will be more than offset by currency and lower ethylene prices • Operating Earnings – Down high-teens percent as higher volumes and lower product costs are more than offset by the impact of currency and lower ethylene prices • Lower raw material costs expected to provide a favorable impact, partially offset by lower ethylene prices

*See appendix for reconciliation of non-GAAP measures. Agriculture Pioneer, Crop Protection 14 3Q13 3Q14 3Q15 -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% -250 -200 -150 -100 -50 0 M a rg in $ in M ill io n s 4Q Outlook • Expect strong headwinds from macroeconomic and competitive pressures to continue in 4Q • Limited launch of Leptra® corn hybrids for upcoming Brazil Safrinha season • Sales – Down low-teens percent as local pricing gains are expected to be more than offset by currency, lower crop protection volumes in Brazil and the continued impact of the shutdown of LaPorte • Operating Earnings – Expect a loss of about $100 million with cost reductions and continued productivity more than offset by a significant negative impact from currency, lower crop protection volumes, and the absence of prior year impacts from performance-based compensation adjustments and $36 million in gains from the sale of businesses 3Q Comments • Demand for seed and crop protection products, primarily in Brazil, further weakened in the quarter impacted by macroeconomic and competitive pressures • Sales – 30 percent lower as higher local crop protection prices were more than offset by 17 percent lower volumes and a 15 percent negative currency impact • Volume declined due to lower corn seed volumes as growers are expected to reduce corn planted area in Brazil, reduced demand for insect control products in Brazil reflecting low expected insect pressure and the impact of the shutdown of the LaPorte manufacturing facility, and lower soybean seed volumes • Operating Earnings – Decreased $154 million as cost reductions and continued productivity, increases in local price, $27 million in gains from asset sales and a $21 million benefit related to prior periods were more than offset by lower volumes, $108 million negative currency impact and about a $40 million negative impact from the LaPorte shutdown 3Q Operating Earnings* 3Q Sales Vol -17%, Local Price 3%, Currency -15%, Port./Other -1% 900 1000 1100 1200 1300 1400 1500 1600 3Q14 Volume Local Price 3Q15 (ex-curr & portf.) Curr. Portf./ Other 3Q15 1,563 $ in M ill io n s 1,093

APPENDIX 1: THIRD QUARTER 2015 SEGMENT COMMENTARY This data should be read in conjunction with the Company’s third quarter earnings news release dated October 27, 2015, DuPont’s 3Q 2015 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com. 10/26/2015 15

In Electronics & Communications, operating earnings improved $14 million to $104 million, or 16 percent as cost reductions and continued productivity more than offset lower sales. Sales were 14 percent lower as volume growth in Tedlar® film in photovoltaics and consumer electronics related businesses was more than offset by the impact of competitive pressures on sales of Solamet® paste, lower metals pricing and the negative impact of currency. We expect global photovoltaic module installations will grow about 20 percent for the year driven by China, the U.S. and Japan, supporting strong demand for our Tedlar® film products. We continue to advance our Solamet® paste offering and are targeting new, higher efficiency paste offerings next year. In consumer electronics markets we are seeing a slowdown in the pace of growth, including in China. We expect fourth quarter sales to be down low-teens percent with continued solid demand for Tedlar® film more than offset by lower Solamet® paste sales and the negative impact of metals pricing and currency. Operating earnings are expected to be down mid-teens percent with cost reductions and continued productivity more than offset by the impact of lower sales. Segment Commentary Third Quarter Earnings 2015 16 Electronics & Communications

Segment Commentary Third Quarter Earnings 2015 17 Industrial Biosciences In Industrial Biosciences, sales declined 3 percent as volume gains across the business were more than offset by the impact of currency and lower prices. Volume growth in enzymes was driven by solid demand in food (primarily U.S. bakery), and home and personal care markets. Volume growth in biomaterials reflected improved demand, and improving sales in Asia Pacific as well as stabilization of U.S. channel inventories. Operating earnings of $52 million increased 24 percent on volume growth, cost reductions and continued productivity. Operating margins improved 360 basis points year over year. Excluding the impact of currency, operating earnings would have increased by 31 percent. In the fourth quarter, we anticipate continued strength in volumes, more than offset by negative currency and U.S. biomaterials prices. Sales are projected to decline by the mid-single digit percent range. We expect operating earnings up about mid-teens percent versus the prior year on operating margin expansion related to increased volume, cost reductions and continued productivity.

Segment Commentary Third Quarter Earnings 2015 18 Nutrition & Health In Nutrition & Health, the business again delivered solid results and margin improvement despite significant headwinds from currency. Operating earnings increased $3 million as cost reductions and continued productivity more than offset a $17 million negative impact from currency. Excluding the impact of currency, operating earnings would have increased by about 20 percent. We delivered 160 basis points of operating margin improvement and have now grown operating margins year-over-year for nine consecutive quarters. Sales were 10 percent lower, primarily due to a 9 percent negative impact from currency. We delivered strong growth in probiotics, ingredient systems and texturants offset by lower volumes due to competitive challenges in specialty proteins. We are seeing recovery in specialty proteins with sequential growth the past two quarters. Market conditions are expected to remain challenging. In the fourth quarter, we expect continued momentum in most product lines and the specialty protein market to remain very competitive. Sales are expected to be down low-single digits percent as volume growth is more than offset by strong currency headwinds. Operating earnings are expected to be up high-single digits percent as volume growth, cost reductions and continued productivity will be partially offset by the absence of a $18 million gain on termination of a distribution agreement in the prior year and the negative impact of currency.

Segment Commentary Third Quarter Earnings 2015 19 Safety & Protection Sales of $831 million declined 15 percent on a 4-percent negative impact of currency and a 4-percent negative impact from the Sontara® divestiture. Increased demand for Tyvek® protective material, including medical packaging, was more than offset by lower demand from the oil and gas industry and the military, which reduced sales of Nomex® thermal resistant fiber, Kevlar® high-strength materials, and Sustainable Solutions offerings. Third-quarter segment operating earnings of $156 million declined 20 percent, including $13 million of negative impact from currency. Cost reductions and continued productivity were more than offset by pressure from currency, volume declines, and higher costs. A slower-than-expected recovery after the 1Q Chamber Works’ outage increased unit costs in 3Q. Excluding the impact of currency, operating earnings would have decreased 13 percent. In the fourth quarter, sales are expected to be about even with prior year as volume growth will be offset by the impact of currency. Operating earnings are expected to be even with the prior year as cost reductions and continued productivity will be offset by the negative impact of currency.

Segment Commentary Third Quarter Earnings 2015 20 Performance Materials Sales of $1.3 billion were down 15 percent on the negative impact of currency, lower ethylene prices and volumes, and the impact of the prior year sale of a majority interest in a joint venture. Price was down 5 percent in the quarter, with average ethylene spot prices down 60 percent year over year. Currency and portfolio together negatively impacted sales by 7 percent. Segment volume decreased 3 percent as growth in Latin America and Performance Polymers growth in North America were more than offset by lower ethylene sales and auto build weakness in Asia Pacific. Operating earnings were down 13 percent as cost reductions and continued productivity were more than offset by $47 million of negative impact from currency and lower ethylene price and volume. Excluding the impact of currency, operating earnings would have been about even with the prior year. Operating earnings included a $16 million net benefit from a joint venture, which was more than offset by the absence of a prior year $23 million gain on the sale of a majority interest in a joint venture. Global automotive market demand was up slightly in the third quarter according to IHS, which forecasted a year over year growth rate of 1 percent. Demand in Europe and North America was strong, each growing 5 percent in the quarter. China demand is now forecasted to be down 4 percent year over year versus an IHS expectation of 11 percent growth in July. In the fourth quarter, we anticipate sales will be down high-single digits percent and operating earnings down in the high- teens percent as volume growth and lower product costs will be more than offset by currency and lower ethylene prices. We anticipate lower raw material costs will provide a favorable impact, partially offset by lower ethylene prices.

Segment Commentary Third Quarter Earnings 2015 21 Agriculture In Agriculture, near term conditions remain challenging. Demand for seed and crop protection products, primarily in Brazil, further weakened in the quarter impacted by macroeconomic and competitive pressures. In Brazil, where the planting season is in progress, tighter farmer profit margins and credit are causing growers to be more cautious in their spending. Third quarter Agriculture sales were 30 percent lower as higher local crop protection prices in Brazil were more than offset by 17 percent lower volumes and a 15 percent negative currency impact. Seed sales were 38 percent lower and crop protection sales were down 23 percent versus last year. A weaker Real makes Brazil soybean exports more competitive globally, and this is incenting growers to plant more soybeans. In addition, soybeans require fewer inputs than corn, particularly imported fertilizer. These factors are further reducing our expectations for hybrid corn planted area and corn seed volumes in Brazil's summer season. Soybean seed volumes were lower in Brazil and in North America where adverse weather for late season planting lowered area expectations. In crop protection, we have a strong market position with high-value products like Rynaxypyr® insect control products. However, low expected insect pressure, higher inventories and the macro environment have softened the demand for insect control products. Insect control volumes were also impacted by the shutdown of the LaPorte manufacturing facility. We saw solid growth during the quarter for our picoxystrobin fungicide products in North America and Brazil. We typically report an operating loss in the third quarter as this is the lowest period during the year for agricultural sales. An operating loss of $210 million was $154 million larger as cost reductions and continued productivity, increases in local price, $27 million of gains from asset sales and a $21 million benefit related to prior periods were more than offset by lower volumes, $108 million negative currency impact and about a $40 million negative impact from the LaPorte manufacturing facility shutdown. Excluding the impact of currency, the operating loss would have been $102 million.

Segment Commentary Third Quarter Earnings 2015 22 Agriculture (continued) Turning to the outlook, the fourth quarter in Agriculture is driven by the completion of the Brazil summer season and shipments to position product for the upcoming Safrinha season in Brazil and for the 2016 Northern hemisphere season. We expect strong headwinds from macroeconomic and competitive pressures to continue. For the fourth quarter we expect sales to be down low-teens percent as local pricing gains are expected to be more than offset by currency, lower crop protection volumes in Brazil and the continued impact of the shutdown of LaPorte. We expect an operating loss of about $100 million as cost reductions and continued productivity will be more than offset by a significant negative impact from currency, lower crop protection volumes, and the absence of prior year impacts from performance-based compensation adjustments and $36 million in gains from the sale of businesses. While markets remain challenging, we are confident in long-term growth in demand for agricultural products and in our pipeline of new genetics, unique trait combinations and innovative crop protection solutions coming from our focused investments in R&D. In crop protection we continue to receive registrations of Cyazypyr® insecticide in additional countries, are growing our seed treatment portfolio, and are preparing for new launches of Zorvec™ fungicide and Pyraxalt™ insecticide for rice, pending regulatory approvals. For DuPont Pioneer in Brazil we are progressing well in our limited launch of Leptra® corn hybrids for the upcoming Safrinha season with an aggressive ramp-up plan for the 2016 summer season. In North America, based upon the most recent 2015 USDA acreage estimate, we held corn market share during one of the most competitive sales seasons in recent history. Our two newest classes of genetics are showing early signs of strong harvest performance and are expected to make up about half of our North America corn sales volume in 2016. And Qrome™ corn products continue to progress well toward commercialization, having been tested this past summer in our IMPACT™ trials, as we await final import approvals in key markets. Finally, while we did lose a couple of points of North America market share in soybeans, we are very excited about what growers are experiencing this harvest season with our newest classes of T Series soybeans which we expect to represent about 80 percent of next year’s sales volume. We also have a strong portfolio of herbicide options for soybean growers including varieties tolerant to glyphosate, glufosinate, our proprietary BOLT™ technology and we are currently taking pre-orders for Roundup Ready 2 Xtend™ technology, pending regulatory approvals. Roundup® and Xtend™ are registered trademarks of Monsanto Technology LLC used under license. Dicamba herbicide is not currently approved for commercial in-crop use with soybeans with the Roundup Ready 2 Xtend™ technology and nothing herein is a promotion or an offer to sell dicamba herbicide for this use. It is a violation of federal law to promote or offer to sell unregistered pesticides or a registered pesticide for an unregistered use.

INDEX PAGE SELECTED OPERATING RESULTS 24 SELECTED INCOME STATEMENT DATA 25 SEGMENT NET SALES 26 SEGMENT PRETAX OPERATING INCOME 27 SEGMENT OPERATING EARNINGS 28 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME 29 RECONCILIATION OF NON-GAAP MEASURES 30-33 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 34 Note: Management believes that an analysis of operating earnings (as defined on page 24), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) SEPTEMBER 30, 2015 The quarterly supplemental financial data and non-gaap reconciliations presents the historical financial information of DuPont restated to reflect the July 2015 spin-off of Chemours. The results of Performance Chemicals are presented as discontinued operations and have been excluded from continuing operations, segment results, and related calculations in accordance with generally accepted accounting principles in the United States (US GAAP). In addition, effective July 1, 2015, certain corporate expenses will now be included in segment operating earnings. Reclassifications of prior year data have been made to conform to current year classifications.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 24 10/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year 2015 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 2011 INCOME STATEMENT DATA Consolidated Net Sales 19,831 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 6,119 6,000 8,060 8,819 27,610 25,883 Operating Earnings After Income Taxes, 2,264 117 994 1,153 3,110 519 361 907 1,323 2,926 392 249 1,003 1,282 2,238 2,210 Attributable to DuPont (1) Significant Items - After-tax 63 88 32 (57) 112 79 (9) 44 (2) (377) (292) (27) (78) 20 (657) (238) Non-Operating Pension & OPEB Costs - After-tax (2) (210) (74) (57) (79) (87) (21) (22) (22) (22) (356) (80) (94) (84) (98) (437) (355) Income from Continuing Operations After Income Taxes Attributable to DuPont 2,117 131 969 1,017 3,135 577 330 929 1,299 2,193 20 128 841 1,204 1,144 1,617 Depreciation 730 241 245 244 1,006 248 247 261 250 1,027 258 254 253 262 1,065 941 STATEMENT OF CASH FLOW DATA (3) Cash (Used for) Provided by Operating Activities (1,845) 200 78 (2,123) 3,712 5,514 269 350 (2,421) 3,179 5,512 298 36 (2,667) 4,849 5,152 Capital Expenditures (4) 1,350 362 378 610 2,062 714 544 462 342 1,940 674 478 449 339 1,890 1,910 (1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding “significant items” and “non-operating pension and other post-employment benefit (OPEB) costs”. (2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23. (3) Data is on a total company basis. (4) Includes purchases of property, plant and equipment and investment in affiliates. SELECTED OPERATING RESULTS (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Consolidated Net Sales	19,831	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Segment Operating Earnings (1)	3,690	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Adjusted EBIT (Operating Earnings) (1) (2)	3,385	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Adjusted EBITDA (Operating Earnings) (1) (2)	4,421	577	1,667	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308
Operating Earnings Before Income Taxes (1)	3,154	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Operating Earnings Per Share (1) (3)	2.49	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 24) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 25 10/27/2015

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 26 10/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year 2015 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 2011 Agriculture 8,248 1,093 3,218 3,937 11,296 1,732 1,563 3,610 4,391 11,728 1,804 1,630 3,629 4,665 10,421 9,165 Electronics & Communications 1,577 532 528 517 2,381 571 620 613 577 2,534 639 635 648 612 2,684 3,154 Industrial Biosciences 870 305 285 280 1,244 319 314 313 298 1,211 323 302 300 286 1,169 698 Nutrition & Health 2,449 810 826 813 3,529 843 899 926 861 3,473 872 868 865 868 3,422 2,460 Performance Materials 4,021 1,302 1,338 1,381 6,059 1,441 1,531 1,567 1,520 6,166 1,505 1,580 1,599 1,482 6,095 6,445 Safety & Protection 2,663 831 924 908 3,892 942 976 1,028 946 3,880 975 984 1,016 905 3,814 3,921 Other 3 - 2 1 5 1 2 1 1 6 1 1 3 1 5 40 CONSOLIDATED NET SALES 19,831 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 6,119 6,000 8,060 8,819 27,610 25,883 SEGMENT NET SALES SEGMENT NET SALES (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

INCOME FROM CONTINUING OPERATIONS (UNAUDITED)
(dollars in millions)

SEGMENT PRETAX OPERATING INCOME (LOSS)	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	1,878	(63)	768	1,173	2,668	497	(56)	788	1,439	2,129	(106)	(96)	857	1,474	1,660	1,551
Electronics & Communications	283	104	100	79	252	76	90	16	70	183	(41)	92	90	42	200	420
Industrial Biosciences	147	52	44	51	179	33	42	52	52	152	37	41	38	36	145	(15)
Nutrition & Health	284	102	96	86	354	72	99	95	88	292	85	76	59	72	256	75
Performance Materials	933	317	299	317	1,559	256	366	655	282	1,233	271	357	322	283	1,036	992
Safety & Protection	635	156	301	178	720	184	195	172	169	668	209	163	165	131	536	637
Other	(215)	(88)	(51)	(76)	(266)	(100)	(50)	(58)	(58)	(237)	(70)	(70)	(30)	(67)	(301)	132
TOTAL SEGMENT PRETAX OPERATING INCOME	3,945	580	1,557	1,808	5,466	1,018	686	1,720	2,042	4,420	385	563	1,501	1,971	3,532	3,792
Net Exchange Gains (Losses) (1)	54	(36)	11	79	196	152	250	(114)	(92)	(101)	(69)	(104)	46	26	(212)	(213)
Non-Operating Pension & OPEBs Costs (1)	(288)	(115)	(87)	(86)	(128)	(32)	(32)	(32)	(32)	(533)	(123)	(140)	(124)	(146)	(651)	(532)
Corporate Expenses	(439)	(120)	(153)	(166)	(844)	(227)	(177)	(235)	(205)	(772)	(194)	(164)	(209)	(205)	(915)	(885)
Interest Expense	(260)	(82)	(94)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(447)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,012	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	(109)	47	1,099	1,529	1,290	1,715
(Provision For) Benefit From Income Taxes on Continuing Operations	(886)	(96)	(260)	(530)	(1,168)	(247)	(303)	(313)	(305)	(360)	129	84	(254)	(319)	(122)	(59)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	2,126	131	974	1,021	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656

(1) In the first quarter 2015, the impact of an exchange loss on non-operating pension of $23 is included within Net Exchange Gains and is excluded from Non-Operating Pension & OPEB Costs above.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 27 10/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	1,700	(210)	772	1,138	2,352	134	(56)	835	1,439	2,480	90	(56)	937	1,509	2,129	1,776
Electronics & Communications	272	104	89	79	336	92	90	84	70	314	90	92	90	42	237	420
Industrial Biosciences	148	52	45	51	192	44	42	54	52	151	36	41	38	36	148	64
Nutrition & Health	288	102	100	86	369	79	99	103	88	286	79	76	59	72	305	201
Performance Materials	935	317	301	317	1,267	326	366	293	282	1,249	287	357	322	283	1,140	945
Safety & Protection	522	156	188	178	772	205	195	203	169	664	205	163	165	131	594	637
Other	(175)	(88)	(48)	(39)	(256)	(92)	(50)	(56)	(58)	(238)	(71)	(70)	(30)	(67)	(164)	132
TOTAL SEGMENT OPERATING EARNINGS	3,690	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Corporate Expenses	(413)	(111)	(148)	(154)	(677)	(134)	(167)	(174)	(202)	(773)	(206)	(164)	(198)	(205)	(842)	(801)
Interest Expense	(240)	(82)	(74)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS	3,037	240	1,225	1,572	3,978	567	426	1,248	1,737	3,685	402	331	1,268	1,684	3,083	2,927
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(705)	(91)	(268)	(346)	(692)	(13)	(56)	(279)	(344)	(680)	24	(36)	(290)	(378)	(685)	(544)
Net After-tax Exchange (Losses) Gains (1)	(59)	(32)	42	(69)	(166)	(35)	(8)	(59)	(64)	(66)	(34)	(43)	29	(18)	(136)	(134)
Less: Net Income Attr. to Noncontrolling Interests	9	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
OPERATING EARNINGS	2,264	117	994	1,153	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Net Income Attributable to Noncontrolling Interests	9	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Non-Operating Pension & OPEB Costs - After-tax (1)	(210)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Significant Items - After-tax	63	88	32	(57)	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	2,126	131	974	1,021	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 28 10/27/2015

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 29 10/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES SEGMENT PRETAX IMPACT OF Year Year Year Year Year SIGNIFICANT ITEMS 2015 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 2011 Agriculture 178 147 (4) 35 316 363 - (47) - (351) (196) (40) (80) (35) (469) (225) Electronics & Communications 11 - 11 - (84) (16) - (68) - (131) (131) - - - (37) - Industrial Biosciences (1) - (1) - (13) (11) - (2) - 1 1 - - - (3) (79) Nutrition & Health (4) - (4) - (15) (7) - (8) - 6 6 - - - (49) (126) Performance Materials (2) - (2) - 292 (70) - 362 - (16) (16) - - - (104) 47 Safety & Protection 113 - 113 - (52) (21) - (31) - 4 4 - - - (58) - Other (40) - (3) (37) (10) (8) - (2) - 1 1 - - - (137) - TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX 255 147 110 (2) 434 230 - 204 - (486) (331) (40) (80) (35) (857) (383) SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
RECONCILIATION OF DILUTED EPS (1)																
Operating EPS	2.49	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34
Non-Operating Pension & OPEB Costs (2)	(0.23)	(0.09)	(0.07)	(0.09)	(0.09)	(0.03)	(0.02)	(0.03)	(0.03)	(0.38)	(0.09)	(0.10)	(0.10)	(0.11)	(0.46)	(0.38)
Significant Items	0.07	0.10	0.04	(0.06)	0.12	0.09	(0.01)	0.05	-	(0.40)	(0.31)	(0.03)	(0.08)	0.02	(0.70)	(0.25)
GAAP EPS from continuing operations	2.33	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39	2.34	0.02	0.13	0.90	1.28	1.20	1.71
RECONCILIATION OF SEGMENT PTOI																
Segment Operating Earnings	3,690	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Significant Items included in Segment PTOI	255	147	110	(2)	434	230	-	204	-	(486)	(331)	(40)	(80)	(35)	(857)	(383)
Segment PTOI	3,945	580	1,557	1,808	5,466	1,018	686	1,720	2,042	4,420	385	563	1,501	1,971	3,532	3,792
RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS																
Income From Continuing Operations Before Income Taxes	3,012	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	(109)	47	1,099	1,529	1,290	1,715
Add: Significant Items - Pretax - Charge / (Benefit)	(169)	(138)	(85)	54	(209)	(137)	10	(85)	3	485	319	40	91	35	930	467
Add: Non-Operating Pension & OPEB Costs - Pretax (2)	311	115	87	109	128	32	32	32	32	533	123	140	124	146	651	532
Operating Earnings Before Income Taxes	3,154	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Less: Net Income Attributable to Noncontrolling Interests	9	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Add: Interest Expense	240	82	74	84	377	87	93	94	103	448	108	108	115	117	464	447
Adjusted EBIT (Operating Earnings)	3,385	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Add: Depreciation and Amortization	1,036	291	362	383	1,366	316	296	380	374	1,341	325	314	338	364	1,369	1,186
Adjusted EBITDA (Operating Earnings)	4,421	577	1,667	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 30 10/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT

	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Dec-11
Cash and Cash Equivalents	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,586
Marketable Securities	406	556	125	124	566	173	67	145	184	211	26	123	433
Total Cash	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	4,019
Short-Term Borrowings and Capital Lease Obligations	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	817
Long-Term Borrowings and Capital Lease Obligations	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,755	10,765	11,279	10,429	11,691
Total Debt	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	14,959	14,080	13,285	11,704	12,508
Net Debt (Non-GAAP)	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,770	7,184	6,704	7,297	8,489

CALCULATION OF FREE CASH FLOW[1]

	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Cash (Used for) Provided by Operating Activities	(1,845)	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Less: Purchases of Property, Plant and Equipment	1,291	353	373	565	2,020	709	530	461	320	1,882	659	466	436	321	1,793	1,843
Free Cash Flow	(3,136)	(153)	(295)	(2,688)	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	3,309

(1) Data is on a total company basis.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 31 10/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year 2015	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
SEGMENT PTOI MARGIN % (PTOI / Segment Net Sales) (1)																
Agriculture	22.8%	-5.8%	23.9%	29.8%	23.6%	28.7%	-3.6%	21.8%	32.8%	18.2%	-5.9%	-5.9%	23.6%	31.6%	15.9%	16.9%
Electronics & Communications	17.9%	19.5%	18.9%	15.3%	10.6%	13.3%	14.5%	2.6%	12.1%	7.2%	-6.4%	14.5%	13.9%	6.9%	7.5%	13.3%
Industrial Biosciences	16.9%	17.0%	15.4%	18.2%	14.4%	10.3%	13.4%	16.6%	17.4%	12.6%	11.5%	13.6%	12.7%	12.6%	12.4%	-2.1%
Nutrition & Health	11.6%	12.6%	11.6%	10.6%	10.0%	8.5%	11.0%	10.3%	10.2%	8.4%	9.7%	8.8%	6.8%	8.3%	7.5%	3.0%
Performance Materials	23.2%	24.3%	22.3%	23.0%	25.7%	17.8%	23.9%	41.8%	18.6%	20.0%	18.0%	22.6%	20.1%	19.1%	17.0%	15.4%
Safety & Protection	23.8%	18.8%	32.6%	19.6%	18.5%	19.5%	20.0%	16.7%	17.9%	17.2%	21.4%	16.6%	16.2%	14.5%	14.1%	16.2%
TOTAL SEGMENT PTOI MARGIN %	19.9%	11.9%	21.9%	23.1%	19.2%	17.4%	11.6%	21.3%	23.8%	15.2%	6.3%	9.4%	18.6%	22.3%	12.8%	14.7%
SEGMENT OPERATING EARNINGS MARGIN % (Operating Earnings / Segment Net Sales) (1)																
Agriculture	20.6%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	5.0%	-3.4%	25.8%	32.3%	20.4%	19.4%
Electronics & Communications	17.2%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	14.1%	14.5%	13.9%	6.9%	8.8%	13.3%
Industrial Biosciences	17.0%	17.0%	15.8%	18.2%	15.4%	13.8%	13.4%	17.3%	17.4%	12.5%	11.1%	13.6%	12.7%	12.6%	12.7%	9.2%
Nutrition & Health	11.8%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	9.1%	8.8%	6.8%	8.3%	8.9%	8.2%
Performance Materials	23.3%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	19.1%	22.6%	20.1%	19.1%	18.7%	14.7%
Safety & Protection	19.6%	18.8%	20.3%	19.6%	19.8%	21.8%	20.0%	19.7%	17.9%	17.1%	21.0%	16.6%	16.2%	14.5%	15.6%	16.2%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	18.6%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	11.7%	10.1%	19.6%	22.7%	15.9%	16.1%

(1) Segment PTOI / Operating Earnings margin %'s for Other (which includes the previous Pharmaceuticals segment) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 32 10/27/2015

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 33 10/27/2015 Reconciliation of Segment Operating Earnings excluding the impact of currency (Non-GAAP) Three months ended September 30, 2014 Segment Operating Earnings Segment Operating Earnings Impact of Currency Segment Operating Earnings excluding currency % Change Agriculture $ (56) (210)$ (108)$ (102)$ -82% Electronics & Communications 90 104 1 103$ 14% Industrial Biosciences 42 52 (3) 55$ 31% Nutrition & Health 99 102 (17) 119$ 20% Performance Materials 366 317 (47) 364$ -1% Safety & Protection 195 156 (13) 169$ -13% Other (50) (88) - (88)$ -76% -$ Total Segment Operating Earnings 686$ 433$ (187)$ 620$ -10% Three months ended September 30, 2015 OPERATING EARNINGS EXCLUDING IMPACT OF CURRENCY (UNAUDITED) (dollars in millions) Segment operating earnings excluding the impact of currency assumes current operating earnings results using foreign currency exchange rates in effect for the comparable prior-year period.

3Q15 Supplemental Financial Data and Non-GAAP Reconciliations 34 10/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2015 2014 2015 Outlook1 2014 Actual2 Effective income tax rate 42.3% 47.8% 27.0% 27.1% Significant items effect and non-operating pension/OPEB costs effect 0.3% (1.4%) (0.8%) (0.8%) 42.6% 46.4% 26.2% 26.3% Exchange gains (losses) effect3 (4.7%) (33.3%) (3.2%) (8.9%) Impact of Q4 2015 re-enactment of the U.S. tax extenders package, including the R&D tax credit (1.0%) Base income tax rate from continuing operations 37.9% 13.1% 22.0% 17.4% (1) Represents the company's anticipated full year tax rates for 2015 which includes a 1% benefit for the assumed re-enactment of the U.S. tax extenders package, including the R&D tax credit. (2) Includes impact of U.S. tax extenders which was re-enacted in Q4 2014. (3) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs Three months ended September 30, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year ended December 31,

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